Exhibit 99.1

Thryv Reports Strong Fourth Quarter and Fiscal Year 2021 Results, Exceeding All Guidance Targets
–Fourth Quarter Total SaaS Revenue Grows 36% Year-Over-Year
–Full Year 2021 Total SaaS Revenue Grows 32% Year-Over-Year

DALLAS, March 10, 2022 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the end-to-end client experience platform for growing small businesses, announced audited financial results for the fourth quarter and fiscal year 2021. The Company has also provided guidance for first quarter and full year 2022.

"We are pleased to report a strong finish to 2021, with Q4 representing our largest SaaS revenue quarter on record," said Joe Walsh, Chairman and CEO. "We beat all of our 2021 guidance targets. These outstanding results confirm that Thryv has become the leader in moving small to medium-sized businesses to cloud software to enable them to modernize and run their businesses.”

The Company also announced that it has acquired Vivial Media Holdings, Inc. (“Vivial”), a regional provider of small business digital and print marketing services, for $21 million. On a post synergy basis, the purchase price of Vivial corresponds to an enterprise value / adjusted EBITDA multiple of approximately 2x, consistent with Thryv’s disciplined acquisition strategy and prior marketing services acquisitions.

“Vivial has a strong presence in key US markets including Hawaii, Alaska, Cincinnati, Ohio, Rochester, New York, and Lincoln, Nebraska,” said Walsh. “These fit synergistically into Thryv’s national platform. We are confident that many of Vivial’s 25,000 digital customers will adopt Thryv’s CRM software.”

"With the highly-profitable Marketing Services business providing low-cost leads into the SaaS business, the Company will continue to generate strong EBITDA margins from a consolidated standpoint," said Paul Rouse, Chief Financial Officer. "We have a strong track record of optimizing profits and we believe this trajectory will continue throughout 2022."

"Finally, we look forward to sharing more of the long-term vision at our upcoming in-person investor and analyst day in New York City on April 5th,” concluded Walsh.

Fourth Quarter 2021 Financial Highlights:
•US SaaS revenue was $47.1 million, a 35.0% increase year-over-year
•US Marketing Services revenue was $153.6 million
•Thryv International revenue was $43.8 million
•Consolidated total revenue was $244.4 million, a decrease of 1.0% year-over-year
•Consolidated net income was $5.1 million
•Consolidated adjusted EBITDA was $46.5 million, representing an adjusted EBITDA margin of 19.0%
•Consolidated gross profit was $151.3 million, an increase of 7.2% year-over-year
•Consolidated adjusted gross profit was $161.6 million
Full Year 2021 Financial Highlights:
•US SaaS revenue was $170.5 million, a 31.3% increase year-over-year
•US Marketing Services revenue was $797.5 million
•Thryv International revenue was $145.4 million

•Consolidated total revenue was $1,113.4 million, an increase of 0.4% year-over-year
•Consolidated net income was $101.6 million
•Consolidated adjusted EBITDA was $350.5 million, representing an adjusted EBITDA margin of 31.5%
•Consolidated gross profit was $705.3 million, an increase of 5.3% year-over-year
•Consolidated adjusted gross profit was $759.0 million
SaaS Highlights
•SaaS Average Revenue per Unit (“ARPU”)1 increased to $351 for the fourth quarter of 2021, compared to $293 in the fourth quarter of 2020
•Total SaaS clients increased to 46 thousand for the fourth quarter of 2021
•SaaS Monthly Churn2 was 2.1% for the fourth quarter of 2021, compared to 2.4% for the fourth quarter of 2020
•SaaS Monthly Seasoned Churn3 improved to 1.5% for the fourth quarter of 2021
•Net Dollar Retention4 improved 5 percentage points to 88% at end of the fourth quarter of 2021, when compared to the fourth quarter of 2020
•Seasoned Net Dollar Retention5 improved 4 percentage points to 94% at end of the fourth quarter of 2021, when compared to the fourth quarter of 2020
•SaaS monthly active users6 increased 7.1% year-over-year to 30 thousand active users. Daily and Weekly users increased 12.3% year-over-year.
2021 Product Innovation and Accolades
•Google My Business Optimization service launched to help small businesses get found online and chosen over their competition
•Free Online Tools launched, including invoice generator, Google review link generator, Online Experience Scan, as well as several calculators and quizzes to improve business practices
•Google My Business Dashboard launched, to centralize all-things Google for small businesses
•Gmail Email Service integration with Thryv launched
•Fully-integrated Verticalized Platform with enhanced CRM launched
•G2: Leader in 14 categories
•Capterra Highest-Rated Marketing Software to Help Your Business Succeed in 2022
•Top 10 CIO Applications Customer Service Solution Providers
•MyTechMag Top 10 CRM Solution Provider
•Appealie Overall SaaS Award – Customer Service
•Appealie SaaS Customer Success Award
•GetApp Category Leaders: Social Media Marketing, Lead Management, Reputation Management, Real Estate CRM and Review Management
•Software Advice Front Runners: Social Media Marketing, Lead Management, Account Management

1 Defined as total client billings by month divided by the number of revenue-generating units during the month.
2 Calculated as the percentage decrease in billable clients in the current month compared to the prior month.
3 SaaS Monthly Seasoned Churn is defined as monthly churn excluding clients acquired over the previous 12 months.
4 Defined as the percentage of revenue from clients with monthly billed revenue in the current month compared to the same month in prior year.
5 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
6 Defined as a client with one or more users who log into our SaaS solutions at least once during the calendar month.

Outlook
Based on information available as of March 10, 2022, Thryv is issuing guidance7 for the first quarter and full year 2022 as indicated below:
For the first quarter 2022, the Company expects:
•Total SaaS revenue range of $47.5 to $47.7 million
•Total SaaS EBITDA loss of $12 to $13 million
•Total Marketing Services revenue range of $238 to $240 million

For the full year 2022, the Company currently expects:
•Total SaaS revenue range of $206 to $208 million
•Total SaaS EBITDA loss of $21 to $25 million
•Total Marketing Services revenue range of $870 to $890 million
•Total Marketing Services EBITDA of $305 to $312 million

Earnings Conference Call Information
Thryv will host a conference call on Thursday, March 10, 2022 at 8:30 a.m. (Eastern Time) to discuss the Company's fourth quarter and full year 2021 results. The conference call will be available via the Internet at investor.thryv.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company's website.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 770-2030 or (647) 362-9199 and enter “87769.”
7 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Final Results

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended December 31,		Years Ended December 31,

(in thousands, except share and per share data)	2021	2020	2021	2020
Revenue	$244,439	$246,928	$1,113,382	$1,109,435
Cost of services	93,109	105,717	408,043	439,742
Gross profit	151,330	141,211	705,339	669,693

Operating expenses:
Sales and marketing	99,536	73,492	357,813	315,195
General and administrative	46,540	44,816	153,902	177,574
Impairment charges	—	5,497	3,611	24,911
Total operating expenses	146,076	123,805	515,326	517,680

Operating income	5,254	17,406	190,013	152,013
Other income (expense):
Interest expense	(10,708)	(11,889)	(48,867)	(51,537)
Interest expense, related party	(4,278)	(3,099)	(17,507)	(17,002)
Other components of net periodic pension benefit (cost)	13,831	(10,924)	14,829	(42,236)
Other income (expense)	3	—	(4,154)	—
Income (loss) before income tax benefit (expense)	4,102	(8,506)	134,314	41,238
Income tax benefit (expense)	986	118,306	(32,737)	107,983
Net income	$5,088	$109,800	$101,577	$149,221
Other comprehensive income (loss):
Foreign currency translation adjustment	498	—	(8,047)	—
Comprehensive income	$5,586	$109,800	$93,530	$149,221

Net income per common share:
Basic	$0.15	$3.52	$3.02	$4.73
Diluted	$0.13	$3.31	$2.78	$4.42

Weighted-average shares used in computing basic and diluted net income per common share:
Basic	34,006,358	31,230,392	33,607,446	31,522,845
Diluted	37,983,847	33,212,192	36,495,746	33,795,594

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$11,262	$2,406
Accounts receivable, net of allowance of $17,387 in 2021 and $33,030 in 2020	279,053	296,570
Contract assets, net of allowance of $88 in 2021 and $338 in 2020	5,259	10,975
Taxes receivable	14,711	9,229
Prepaid expenses	22,418	13,411
Indemnification asset	24,346	24,346
Other current assets	13,596	12,761
Total current assets	370,645	369,698
Fixed assets and capitalized software, net	50,938	89,044
Goodwill	671,886	609,457
Intangible assets, net	82,577	31,777
Deferred tax assets	90,565	93,099
Other assets	33,891	21,902
Total assets	$1,300,502	$1,214,977
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,610	$8,927
Accrued liabilities	131,813	139,613
Current portion of unrecognized tax benefits	29,771	30,022
Contract liabilities	51,726	18,942
Current portion of long-term debt	70,000	—
Other current liabilities	15,214	9,896
Total current liabilities	307,134	207,400
New Term Loan, net	309,672	—
New Term Loan, related party	142,875	—
Senior Term Loan, net	—	335,683
Senior Term Loan, related party	—	113,482
ABL Facility	39,929	79,238
Leaseback obligations	—	54,798
Pension obligations, net	140,167	190,827
Deferred tax liabilities	10,798	508
Other liabilities	35,212	36,266
Total long-term liabilities	678,653	810,802
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 60,830,853, shares issued and 34,145,311 shares outstanding at December 31, 2021; and 59,590,422 shares issued and 32,912,012 shares outstanding at December 31, 2020	608	596
Additional paid-in capital	1,084,288	1,059,624
Treasury stock - 26,685,542 shares at December 31, 2021 and 26,678,410 shares at December 31, 2020	(468,879)	(468,613)
Accumulated other comprehensive loss	(8,047)	—
Accumulated deficit	(293,255)	(394,832)
Total stockholders' equity	314,715	196,775
Total liabilities and stockholders' equity	$1,300,502	$1,214,977

Thryv Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Years Ended December 31,
(in thousands)	2021	2020
Cash Flows from Operating Activities
Net income	$101,577	$149,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105,473	146,523
Amortization of debt issuance costs	4,919	1,068
Deferred income taxes	(20,438)	(147,329)
Provision for credit losses	8,031	32,077
Provision for service credits	11,363	32,550
Stock-based compensation expense (benefit)	8,094	(2,895)
Other components of net periodic pension (benefit) cost	(14,829)	42,236
Loss on termination of leaseback obligations	3,409	—
(Gain) loss on disposal/write-off of fixed assets and capitalized software	(5,536)	3,544
Impairment charges	3,611	24,911
Non-cash (gain) loss from remeasurement of indemnification asset	(1)	5,443
Other, net	304	—
Changes in working capital items, excluding acquisitions:
Accounts receivable	74,368	41,382
Contract assets	5,628	369
Prepaid expenses and other current assets	6,084	472
Accounts payable and accrued liabilities	(125,883)	(86,161)
Operating lease liability	(3,370)	(4,006)
Contract liabilities	7,767	(5,737)
Settlement of stock option liability	—	(896)
Net cash provided by operating activities	170,571	232,772

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(26,849)	(27,757)
Proceeds from the sale of assets	6,836	1,546
Acquisition of a business, net of cash acquired	(175,370)	—
Other	(1,192)	—
Net cash (used in) investing activities	(196,575)	(26,211)

Cash Flows from Financing Activities
Proceeds from New Term Loan	418,070	—
Proceeds from New Term Loan, related party	260,930	—
Payments of New Tern Loan	(110,215)	—
Payments of New Term Loan, related party	(47,785)	—
Payments of Senior Term Loan	(335,821)	(113,747)
Payments of Senior Term Loan, related party	(113,789)	(46,643)
Proceeds from ABL Facility	1,046,249	1,143,700
Payments of ABL Facility	(1,085,558)	(1,169,446)
Purchase of treasury stock	—	(30,626)
Proceeds from exercise of stock options	7,047	11,241
Proceeds from exercise of stock warrants	13,920	—
Proceeds from private placement	—	445
Payments of lease obligations	(10,532)	(411)
Other	(3,428)	(580)
Net cash provided by (used in) financing activities	39,088	(206,067)

Effect of exchange rate changes on cash and cash equivalents	(1,933)	—
Increase in cash and cash equivalents and restricted cash	11,151	494
Cash and cash equivalents and restricted cash, beginning of period	2,406	1,912
Cash and cash equivalents and restricted cash, end of period	$13,557	$2,406

Supplemental Information
Cash paid for interest	$66,737	$72,931
Cash paid for income taxes, net	$63,893	$24,799

	Three Months Ended December 31,		Change
	2021	2020	Amount	%
(in thousands of $)
Revenue
Marketing Services	$153,555	$212,058	$(58,503)	(27.6)%
SaaS	47,061	34,870	12,191	35.0%
Thryv International (1)	43,823	—	43,823	NM
Consolidated Revenue	$244,439	$246,928	$(2,489)	(1.0)%

Segment EBITDA
Marketing Services	$40,684	$69,381	$(28,697)	(41.4)%
SaaS	(6,693)	2,250	(8,943)	(397.5)%
Thryv International (1)	12,487	—	12,487	NM
Consolidated Adjusted EBITDA	$46,478	$71,631	$(25,153)	(35.1)%

	Years Ended December 31,		Change
	2021	2020	Amount	%
(in thousands of $)
Revenue
Marketing Services	$797,493	$979,611	$(182,118)	(18.6)%
SaaS	170,498	129,824	40,674	31.3%
Thryv International(1)	145,391	—	145,391	NM
Consolidated Revenue	$1,113,382	$1,109,435	$3,947	0.4%

Segment EBITDA
Marketing Services	$318,230	$358,804	$(40,574)	(11.3)%
SaaS	(14,004)	13,035	(27,039)	(207.4)%
Thryv International (1)	46,297	—	46,297	NM
Consolidated Adjusted EBITDA	$350,523	$371,839	$(21,316)	(5.7)%
(1)    Thryv International includes Thryv Australia revenue subsequent to the March 1, 2021 acquisition date.

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income, and Adjusted Gross Profit to gross profit. Both Net income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income:

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2021	2020	2021	2020
Reconciliation of Adjusted EBITDA
Net income	$5,088	$109,800	$101,577	$149,221
Interest expense	14,986	14,988	66,374	68,539
Income tax (benefit) expense	(986)	(118,306)	32,737	(107,983)
Depreciation and amortization expense	24,798	35,640	105,473	146,523
Restructuring and integration expenses (1)	3,109	4,557	18,145	28,459
Transaction costs (2)	5,086	6,320	25,059	20,999
Stock-based compensation expense (benefit) (3)	1,862	1,300	8,094	(2,895)
Other components of net periodic pension (benefit) cost (4)	(13,831)	10,924	(14,829)	42,236
Non-cash loss (gain) from remeasurement of indemnification asset (5)	1,247	1,565	(1)	5,443
Impairment charges	—	5,497	3,611	24,911
Other (6)	5,119	(654)	4,283	(3,614)
Adjusted EBITDA	$46,478	$71,631	$350,523	$371,839
(1)For the year ended December 31, 2021 and 2020, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, loss on disposal of fixed assets and capitalized software, and costs associated with abandoned facilities and system consolidation.
(2)Expenses related to our direct listing, Thryv Australia acquisition and other transaction costs.
(3)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards. Additionally, stock-based compensation expense includes the remeasurement of these awards at each period end, prior to October 1, 2020.
(4)Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of other components of net periodic pension cost relates to the mark to market pension remeasurement.
(5)In connection with the YP Acquisition, the seller provided us indemnity for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(6)Other primarily includes expenses related to potential non income-based tax liabilities. Additionally, during the year ended December 31, 2021, other includes expenses related to the valuation of certain assets as a result of the acquisition of Thryv Australia and foreign exchange-related expense.

The following is a reconciliation of Adjusted Gross Profit, to its most directly comparable GAAP measure, Gross profit:

	Three Months Ended December 31,
(in thousands)	2021	2020
Reconciliation of Adjusted Gross Profit
Gross profit	$151,330	$141,211
Plus:
Depreciation and amortization expense	10,242	17,962
Stock-based compensation expense	60	104
Adjusted Gross Profit	$161,632	$159,277
Gross Margin	61.9%	57.2%
Adjusted Gross Margin	66.1%	64.5%

	Years Ended December 31,
(in thousands)	2021	2020
Reconciliation of Adjusted Gross Profit
Gross profit	$705,339	$669,693
Plus:
Depreciation and amortization expense	53,233	73,046
Stock-based compensation expense (benefit)	380	(72)
Adjusted Gross Profit	$758,952	$742,667
Gross Margin	63.4%	60.4%
Adjusted Gross Margin	68.2%	66.9%

Forward-Looking Statements
Some statements included in this release constitute forward-looking statements. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. (NASDAQ: THRY) is a global software and marketing services company that empowers small- to medium-sized businesses (SMBs), franchises and agencies to grow and modernize their operations so they can compete and win in today's economy. Over 45,000 businesses use our award-winning SaaS platform, Thryv®, to manage their end-to-end customer experience, which has helped businesses across the U.S. and overseas grow their bottom line. Thryv also manages digital and print presence for over 400,000 businesses, connecting these SMBs to local consumers via proprietary local search portals and print directories. For more information about Thryv Holdings, Inc, visit thryv.com.

Media Contact:
Morisa Young
Gregory FCA
347.428.4325
thryv@gregoryfca.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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